Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated May 5, 2015 (including amendments thereto) with respect to the Class A Common Stock of GulfMark Offshore, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 5, 2015	Raging Capital Master Fund, Ltd.

	By:	Raging Capital Management, LLC Investment Manager

	By:	/s/ Frederick C. Wasch
		Name:	Frederick C. Wasch
		Title:	Chief Financial Officer

Raging Capital Offshore Fund, Ltd.

By:	Raging Capital Management, LLC Investment Manager

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Chief Financial Officer

Raging Capital Fund (QP), LP

By:	Raging Capital Management, LLC Investment Manager

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Chief Financial Officer

Raging Capital Management, LLC

By:	/s/ Frederick C. Wasch
	Name:	Frederick C. Wasch
	Title:	Chief Financial Officer

/s/ Frederick C. Wasch
Frederick C. Wasch as attorney-in-fact for William C. Martin